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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


          We consent to the use in this Registration Statement of Corporate Express, Inc. on Form S-4 filed pursuant to Rule 462(b) of our reports to Data Documents Incorporated dated February 6, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Omaha, Nebraska

November 19, 1997